                                                                      Exhibit 12

                 THE WILLIAMS COMPANIES, INC. AND SUBSIDIARIES
           COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                             (Dollars in millions)


                                                                Six Months Ended
                                                                  June 30, 1996
                                                                ----------------
Earnings:
   Income from continuing operations before income taxes                $275.4
   Add:
      Interest expense - net                                             169.7
      Rental expense representative of interest factor                    13.3
      Interest accrued - 50 percent owned company                          1.3
      Other                                                                2.4
                                                                        ------

         Total earnings as adjusted plus fixed charges                  $462.1
                                                                        ======

Fixed charges and preferred stock dividend requirements:
   Interest expense - net                                               $169.7
   Capitalized interest                                                    2.4
   Rental expense representative of interest factor                       13.3
   Pretax effect of dividends on preferred stock of
      the Company                                                          7.8
   Interest accrued - 50 percent owned company                             1.3
                                                                        ------

         Combined fixed charges and preferred stock dividend
           requirements                                                 $194.5
                                                                        ======

Ratio of earnings to combined fixed charges and
   preferred stock dividend requirements                                  2.38
                                                                        ======